Exhibit 99.11

CONSENT OF PROSPECTIVE DIRECTOR

I, C. B. Malone, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ C. B. MALONE
C. B. MALONE

Dated: September 1, 2005